Exhibit 99.1

Coastal Community Bank Appoints President to CCBX Division

EVERETT, Wash., October 3, 2024 (GLOBE NEWSWIRE) -- Coastal Financial Corporation (Nasdaq: CCB) (the “Company”), and its subsidiary, Coastal Community Bank (the “Bank”), announced that its role of President of the Bank is to be bifurcated to accommodate the Bank’s growth and plans for the future. The Bank announced the appointment of Brian Hamilton as President of CCBX, the FinTech and banking-as-a-service division of the Bank. Mr. Hamilton is a current member of the Company’s Board of Directors. In connection with the reorganization of the role of the President, the Bank also announced that Curt Queyrouze, the President of the Company and the Bank, will serve as President of the community bank division and will be responsible for leading the community bank and corporate credit.

“As Coastal focuses on growing CCBX, we continuously seek out individuals with the skillsets and experience that we believe will bolster our banking-as-a-service division and who complement the leadership team already in place,” said Eric Sprink, the Company’s Chief Executive Officer. “We were fortunate to add Brian to our Board of Directors earlier this year and since then, he has been an invaluable contributor to the Company and the Bank. Brian’s appointment to this new role will allow the Company to benefit more deeply from his background and extensive expertise in banking, lending, payments and digital products development,” Mr. Sprink added.

“Outside of CCBX, Coastal has been a fixture of community banking in the Puget Sound region for decades. We are excited to be able to bring that local, customer-first, community banking perspective and experience to new customers by evolving the community banking division to incorporate additional digital access for customers,” said Mr. Sprink. “Curt’s leadership, experience, and foresight have been key to Coastal’s success since he was appointed as President, and we are excited for him to build Coastal’s community bank division.”

Mr. Hamilton is a seasoned financial technology executive and business leader, with more than 25 years of experience in banking, lending, payments and digital product development. Mr. Hamilton has held senior leadership roles at Capital One, serving as President of their Merchant Services division, Wells Fargo and Verifone, in addition to founding and operating multiple companies in the fintech space. Most recently Mr. Hamilton was co-founder and CEO of ONE (One Finance Inc.), which was acquired by a Walmart led joint venture in 2022. Prior to co-founding ONE, he was the founder of Azlo, a digital bank for small businesses, and helped to build out the BBVA Open Platform for sponsor banking services.

“I am thrilled to deepen my relationship with the Coastal team in my new role leading the CCBX business. I have been lucky enough to work with many in management and across the Company and the Bank since joining the Board of Directors. I am excited to be able to take the experiences I gained and serve the Company and the Bank both as a member of management and as a director,” said Mr. Hamilton.
About Coastal Financial

Coastal Financial Corporation (NASDAQ: CCB), is an Everett, Washington-based Bank holding company with Coastal Community Bank (the “Bank”) a full-service commercial bank, as its sole wholly-owned banking subsidiary. The Bank operates 14 branches in Snohomish, Island, and King Counties, online and through mobile banking. The Bank’s CCBX division provides banking as a service (“BaaS”) that allows our broker-dealer and digital financial service partners to offer their customers banking services. As of June 30, 2024, we had total assets of $3.96 billion, loans receivable of $3.3 billion, total deposits of $3.5 billion, and total shareholders’ equity of $316.7 million. To learn more about Coastal Community Bank visit www.coastalbank.com. Member FDIC.

Contact
Eric Sprink, Chief Executive Officer, (425) 357-3659
Joel Edwards, Executive Vice President & Chief Financial Officer, (425) 357-3687
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the most recent period filed and in any of our subsequent filings with the Securities and Exchange Commission.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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